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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 20, 2003

Date of Report (date of earliest event reported)

CUBIC CORPORATION
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	1-8931 (Commission File Number)	95-1678055 (I.R.S. Employer Identification No.)
9333 Balboa Avenue San Diego, California 92123 (Address of principal executive offices)

Registrant's telephone number, including area code: (858) 277-6780

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events

        On August 20, 2003, Cubic Corporation, a Delaware corporation ("Cubic"), CDA Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Cubic ("Acquisition Sub"), and ECC International Corp., a Delaware corporation ("ECC"), entered into a definitive Agreement and Plan of Merger (the "Merger Agreement") which contemplates the acquisition by Cubic, through Acquisition Sub, of all of the outstanding common stock of ECC in a two-step transaction comprised of a cash tender offer for all of the issued and outstanding shares of ECC common stock at a price of $5.25 per share, net to the seller in cash, followed by a merger of Acquisition Sub with and into ECC. On August 21, 2003, Cubic and ECC issued a joint press release, which is filed as Exhibit 99.1 hereto and incorporated by reference herein, announcing the execution of the Merger Agreement.

Item 7. Financial Statements and Exhibits.

(c)
Exhibits

Exhibit No.	Description
99.1	Joint Press Release, issued by Cubic Corporation and ECC International Corp. on August 21, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIC CORPORATION
By:	/s/ JOHN D. THOMAS John D. Thomas Vice President, Finance and Treasurer

Date: August 21, 2003

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  Item 5. Other Events
  Item 7. Financial Statements and Exhibits.
SIGNATURE